EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 18, 1997, which appears on page 27 of the 1997 Annual Report to Shareholders of Microlog Corporation, which is incorporated by reference in Microlog Corporation's Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
December 15,  1998